UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

BLUE OWL CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39653	86-3906032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

399 Park Avenue 38th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

+1 (212) 419-3000

Registrant’s telephone number, including area code

Altimar Acquisition Corporation

40 West 57th Street

33rd Floor

New York, NY 10019

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OWL	New York Stock Exchange
Warrants to purchase Class A common stock	OWL.WS	New York Stock Exchange

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On May 19, 2021 (the “Closing Date”), Altimar Acquisition Corporation, a blank check company incorporated as a Cayman Islands exempted company (“Altimar”), domesticated as a Delaware corporation (the “Domestication”) and changed its names to Blue Owl Capital Inc. (“Blue Owl”). Immediately following the Domestication, Blue Owl consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of December 23, 2020, as amended by the Amendment to Business Combination Agreement, dated as of January 4, 2021, the Second Amendment to Business Combination Agreement, dated as of March 25, 2021, and the Third Amendment to Business Combination Agreement, dated as of April 11, 2021 (as may be amended from time to time, the “BCA” or the “Business Combination Agreement”), by and among Altimar, Owl Rock Capital Group LLC (“Owl Rock Group”), Owl Rock Capital Feeder LLC (“Owl Rock Feeder”), Owl Rock Capital Partners LP (“Owl Rock Capital Partners”) and Neuberger Berman Group LLC (“Neuberger”).

Unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Blue Owl” refer to Blue Owl Capital Inc. All references herein to the “Board” refer to the board of directors of Altimar or Blue Owl, as applicable.

Upon the completion of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions,” and such completion, the “Closing”), the combined company was organized in an “Up-C” structure. Prior to the Business Combination, Altimar formed a wholly owned subsidiary, Blue Owl Capital GP LLC (“Blue Owl GP”), which serves as the sole general partner of two operating partnerships, Blue Owl Capital Holdings LP (“Blue Owl Holdings”) and Blue Owl Capital Carry LP (“Blue Owl Carry” and, together with Blue Owl Holdings, the “Blue Owl Operating Partnerships” and, together with their consolidated subsidiaries, the “Blue Owl Operating Group”). The Blue Owl Operating Group directly or indirectly holds substantially all of the consolidated assets and business of Blue Owl.

The aggregate value of the consideration paid to the existing equityholders of Owl Rock Group (the “Owl Rock Equityholders”) and Dyal (the “Dyal Equityholders”) in the Business Combination was approximately $12.15 billion, of which:

(a)

approximately $5,467,500,000 was paid to the existing Owl Rock Equityholders (inclusive of the Special Incentive Award described in the Notes to Owl Rock’s Consolidated and Combined Financial Statements) consisting of: certain cash consideration in the approximate amount of $350,000,000 (subject to adjustment as described below, the “Owl Rock Cash Consideration”), which was financed with the funds available in the trust account established in connection with Altimar’s initial public offering (the “Trust Account”) and a portion of the proceeds of the private placement of 150,000,000 shares of Class A common stock immediately prior to Closing (the “Private Placement”) or “PIPE Investment” with certain institutional and other accredited investors (the “PIPE Investors”) and the remainder in shares of Class A common stock at a price of $10.00 per share (or, in lieu of such shares of Class A Common Stock for Owl Rock Equityholders making a valid and timely election, in Blue Owl Operating Group Units (as defined under the heading “Exchange Agreement”) and vote-only shares of Blue Owl); and

(b)

approximately $6,682,500,000 was paid to the Dyal Equityholders consisting of: certain cash consideration in the approximate amount of $1,100,000,000 (subject to adjustment as described below, the “Dyal Cash Consideration”), which was financed with the funds available in the Trust Account and a portion of the proceeds of the Private Placement, and the remainder in Blue Owl Operating Group Units and vote-only shares of Blue Owl.

Immediately after giving effect to the Business Combination (including as a result of Altimar shareholder redemptions validly submitted prior to the Shareholder Meeting), there were 320,005,528 issued and outstanding shares of Blue Owl’s Class A common stock. One business day following the Closing, Altimar’s Class A ordinary shares and warrants ceased trading, and Blue Owl’s Class A common stock and warrants began trading on The New York Stock Exchange (“NYSE”). Altimar’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from NYSE. As of the Closing Date, our directors and executive officers and affiliated entities beneficially owned approximately 0% of the outstanding shares of Blue Owl’s Class A common stock, and the former securityholders of Altimar beneficially owned approximately 4.5% of the outstanding shares of Blue Owl’s Class A common stock.

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Warrant Agreement

In connection with the Closing, Blue Owl entered into an Amended and Restated Warrant Agreement (the “Amended and Restated Warrant Agreement”) with Continental Stock Transfer & Trust Company (“Continental”), Computershare Trust Company, N.A. and Computershare Inc. (together, “Computershare”), pursuant to which, among other things, Continental assigned all of its rights, interest and obligations thereunder to Computershare, as warrant agent. In connection with the Closing, all of the outstanding warrants to purchase Class A ordinary shares of Altimar became exercisable for an equal number of shares of Class A common stock of Blue Owl, par value $0.0001 per share (“Class A common stock”), on the terms and conditions of such warrants set forth in the Amended and Restated Warrant Agreement.

The foregoing description of the Amended and Restated Warrant Agreement do not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Warrant Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Tax Receivable Agreement

In addition, in connection with the Closing, Blue Owl, Blue Owl GP and the Blue Owl Operating Partnerships entered into the Tax Receivable Agreement with the Dyal Equityholders, the Owl Rock Equityholders and certain other parties thereto. Pursuant to the Tax Receivable Agreement, Blue Owl GP is required to pay 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of any increases in tax basis of the assets of the Blue Owl Operating Partnerships related to the payment of the cash or stock consideration pursuant to the Business Combination Agreement and any exchange of Blue Owl Operating Group Units for shares of Class A common stock or Class B common stock or cash in the future, certain other tax attributes of the Blue Owl Operating Partnerships, the Blue Owl GP, or the corporations acquired from certain Owl Rock Equityholders in the transaction, and certain tax benefits related to entering into the Tax Receivable Agreement. The payments under the Tax Receivable Agreement are not conditioned upon the recipients’ continued ownership of Blue Owl or the Blue Owl Operating Partnerships.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless (i) Blue Owl GP exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of the agreed payments remaining to be made under the agreement, (ii) there is a change of control or (iii) Blue Owl GP breaches any of the material obligations of the Tax Receivable Agreement, in which case all obligations will generally be accelerated and due as if Blue Owl GP had exercised its right to terminate the Tax Receivable Agreement.

The Tax Receivable Agreement provides that upon a change of control, Blue Owl GP’s obligations under the Tax Receivable Agreement will be accelerated based on certain assumptions, including that Blue Owl GP will have a sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the full text of the Tax Receivable Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Investor Rights Agreement

At the Closing, Blue Owl, Altimar Sponsor LLC (the “Sponsor”), certain equityholders of Altimar, certain of the Owl Rock Equityholders and Dyal Equityholders and certain other parties thereto entered into an Investor Rights Agreement (the “Investor Rights Agreement”). The Investor Rights Agreement provides, among other things, that (i) Neuberger, the Dyal Principals (as defined in the Investor Rights Agreement) and the ORC Principals (as defined in the Investor Rights Agreement) have the right to nominate one, two and three director(s), respectively, to the initial board of directors of Blue Owl, which shall initially consist of nine members, (ii) for the establishment of an “Executive Committee” consisting initially of the ORC Principals and Dyal Principals that will be delegated day-to-day management of Blue Owl and its subsidiaries, subject to certain limitations, (iii) certain material actions of Blue Owl and/or its subsidiaries require approval of its Board, the Executive Committee and/or, until certain ownership thresholds are no longer maintained or, in some cases, an applicable time period has not expired, Neuberger, (iv) Neuberger with certain preemptive rights with respect to future equity offerings by Blue Owl, Blue Owl Holdings, Blue Owl Carry and their subsidiaries and (v) contractual lock-ups on the sale of Blue Owl common stock and Blue Owl Operating Group Units by the parties to the Investor Rights Agreement.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Investor Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Blue Owl GP LLCA

Upon consummation of the Business Combination, Blue Owl, in its capacity as the sole and managing member of Blue Owl GP, entered into the Amended and Restated Limited Liability Company Agreement of Blue Owl GP (the “Blue Owl GP LLCA”), which, among other things, provides that Blue Owl GP will act as general partner of Blue Owl Holdings and Blue Owl Carry. Concurrently with the execution of the Blue Owl GP LLCA, Blue Owl, as managing member of Blue Owl GP, organized an exchange committee of Blue Owl GP, which is vested with the power and authority to determine whether to make certain elections on behalf of the Blue Owl Operating Group with respect to the exchanges contemplated by the Exchange Agreement (as defined below).

The foregoing description of the Blue Owl GP LLCA does not purport to be complete and is qualified in its entirety by the full text of the Blue Owl GP LLCA, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Blue Owl Limited Partnership Agreements

Upon consummation of the Business Combination, Blue Owl Holdings and Blue Owl Carry each entered into their respective Limited Partnership Agreements (collectively, the “Blue Owl Limited Partnership Agreements”), which, among other things, permit the issuance and ownership of units of Blue Owl Holdings (“Blue Owl Holdings Units”) and units of Blue Owl Carry (“Blue Owl Carry Units”), admit Blue Owl GP as the general partner of Blue Owl Holdings and Blue Owl Carry, and otherwise amend and restate the rights and preferences of the Blue Owl Holdings Units and the Blue Owl Carry Units set forth therein.

Subject to certain limitations, Blue Owl GP, as the general partner of each of the Blue Owl Operating Partnerships, will have the sole authority to manage the Blue Owl Operating Partnerships in accordance with the Blue Owl Limited Partnership Agreements and applicable law. Pursuant to the Blue Owl Limited Partnership Agreements, except with respect to “tax distributions” described below, Blue Owl GP has the right to determine when distributions will be made to the partners of the Blue Owl Operating Partnerships (including to Blue Owl GP, with respect to its economic general partner interest in Blue Owl Holdings and Blue Owl Carry) and the amount of any such distributions, subject to certain limitations provided therein. The Blue Owl Limited Partnership Agreements provide for mandatory “tax distributions” to the partners of the Blue Owl Operating Partnerships if the taxable income of Blue Owl Holdings or Blue Owl Carry, as applicable, gives rise to taxable income for its partners, and previous distributions to the partners with respect to the applicable taxable period are less in the aggregate than the amount of such partners’ income tax liability with respect to such taxable income.

The foregoing description of the Blue Owl Limited Partnership Agreements does not purport to be complete and is qualified in its entirety by the full text of the Blue Owl Limited Partnership Agreements, copies of which are attached hereto as Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.

2021 Omnibus Plan

At the special meeting of the Altimar shareholders held on May 18, 2021 (the “Special Meeting”), the Altimar shareholders considered and approved the Blue Owl Capital Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Omnibus Plan”). The 2021 Omnibus Plan was previously approved, subject to shareholder approval, by the board of Altimar on May 17, 2021. On the Closing Date, our Board ratified the approval of the 2021 Omnibus Plan. The 2021 Omnibus Plan became effective immediately upon the Closing of the Business Combination.

The 2021 Omnibus Plan provides that the total number of shares of Class A common stock and Blue Owl Operating Group Units, collectively, that may be issued under the 2021 Omnibus Plan is 101,230,522 (the “Share Limit”), subject to adjustment in accordance with the terms of the 2021 Omnibus Plan. Of this amount, the maximum number of shares of Class A common stock for which incentive stock options may be granted is equal to the Share Limit; and the maximum number of shares of Class A common stock and Blue Owl Operating Group Units subject to awards granted during a single fiscal year to a non-employee director (or with respect to each single year in the event awards are granted for more than one year), taken together with any cash fees paid to such non-employee director during the fiscal year, will not exceed $400,000 in total value with respect to each fiscal year. Blue Owl Operating Group Units granted under the 2021 Omnibus Plan shall reduce the number of shares of Class A common stock that may be issued or used for reference purposes, or with respect to which awards may be granted, under the 2021 Omnibus Plan on a one-for-one basis. Any award settled in cash will not be counted against the Share Limit. To the extent that an award expires or is canceled, forfeited, terminated, surrendered or exchanged, the unissued shares or units will again be available for grant under the 2021 Omnibus Plan. Additionally, shares of Class A common stock delivered or withheld to satisfy any tax withholding obligations or that are tendered in payment of any stock option, including for the exercise price, will again be available for grant under the 2021 Omnibus Plan; provided, that, such shares may not be issued pursuant to any incentive stock options. No award may be granted under the 2021 Omnibus Plan after the tenth anniversary of the effective date of the Omnibus Plan, but awards granted before then may extend beyond that date.

The foregoing description of the 2021 Omnibus Plan does not purport to be complete and is qualified in its entirety by the full text of the 2021 Omnibus Plan, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Exchange Agreement

At the Closing, Blue Owl GP, Blue Owl Holdings, Blue Owl Carry, Blue Owl and the holders of Blue Owl Operating Group Units entered into an Exchange Agreement (the “Exchange Agreement”). The Exchange Agreement provides, among other things, that such holders may, subject to any applicable transfer restrictions, exchange an equal number of units of each of Blue Owl Holdings and Blue Owl Carry (together, the “Blue Owl Operating Group Units”) and cancel an equal number of shares of Class C common stock or Class D common stock of Blue Owl, as applicable, for an equal number of shares of Class A common stock or Class B common stock of Blue Owl, as applicable, or cash. Under certain circumstances, an exchange committee to be established by Blue Owl GP may elect on behalf of Blue Owl Holdings and Blue Owl Carry to pay holders of Blue Owl Operating Group Units a cash payment in lieu of delivery of Class A common stock or Class B common stock described in the foregoing sentence, with such cash payment equal to the five-day volume weighted average price of shares of Class A common stock immediately prior to the applicable exchange date. A holder must exchange at least 10,000 Blue Owl Operating Group Units in each exchange, unless such holder owns a lesser amount of such units and is exchanging all of the Blue Owl Operating Group Units held by them at such time.

The Exchange Agreement contains restrictions on the timing and amount of exchanges of the Blue Owl Operating Group Units that are intended to prevent either of the Blue Owl Operating Partnerships from being treated as a “publicly traded partnership” for U.S. federal income tax purposes; such restrictions are modeled on certain safe harbors provided for under applicable U.S. federal income tax law. Blue Owl GP may also impose additional restrictions on exchanges that Blue Owl GP determines to be necessary or advisable so that neither of the Blue Owl Operating Partnerships is treated as a “publicly traded partnership” for U.S. federal income tax purposes.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, Blue Owl entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by Blue Owl of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Blue Owl or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Transition Services Agreement

On the Closing Date, Blue Owl entered into a Transition Services Agreement with Neuberger (the “Transition Services Agreement”), pursuant to which Neuberger has agreed to provide certain transition services, including, among other things, the sublease of Dyal office space at 1290 Avenue of the Americas, New York, New York. Blue Owl will reimburse Neuberger for certain third party expenses incurred by Neuberger in connection with providing the transition services.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transition Services Agreement, which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Altimar was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to Altimar, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K and in any document incorporated by reference herein are “forward looking statements.” Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•	the projected financial information, anticipated growth rate and market opportunity of Blue Owl;

•	various conflicts of interest that could arise among us, our funds, affiliates, investors and partner managers;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our directors and officers potentially having conflicts of interest with our business, as a result of which they would receive compensation;

•	intense competition and competitive pressures from other companies in the industry in which the combined company will operate;

•	factors relating to the business, operations and financial performance of Owl Rock and Dyal, including market conditions and global and economic factors beyond Owl Rock’s and Dyal’s control;

•	the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our industry and the global economy;

•	the effect of legal, tax and regulatory changes; and

•	other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this Current Report on Form 8-K and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement/Prospectus and in our registration statement on Form S-4 filed in connection with the Business Combination. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The businesses of Altimar, Owl Rock and Dyal prior to the Business Combination and the Company following the Business Combination are described in the Proxy Statement/Prospectus in the sections titled “Information About the Parties to the Business Combination,” “Information about Altimar,” “Historical Business of Owl Rock,” “Historical Business of Dyal” and “Business of Blue Owl” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations and the Business Combination are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Altimar, Owl Rock and Dyal. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Selected Historical Condensed Financial Information of Altimar,” “Selected Historical Consolidated and Combined Financial Information of Owl Rock,” “Selected Historical Combined Financial Information of Dyal,” “Comparative Historical and Unaudited Pro Forma Per Share Financial Information,” “Unaudited Pro Forma Combined Financial Information” and “Notes to the Unaudited Pro Forma Combined Financial Statements,” which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to Owl Rock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of March 31, 2021 and for the three months ended March 31, 2021, included in Exhibit 99.5 and Dyal’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of March 31, 2021 and for the three months ended March 31, 2021, included in Exhibit 99.6 of this Current Report on Form 8-K, and incorporated herein by reference. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Altimar’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Owl Rock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Dyal’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to Owl Rock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations at March 31, 2021 and for the three months ended March 31, 2021, included in Exhibit 99.5 and Dyal’s Management’s Discussion and Analysis of Financial Condition and Results of Operations at March 31, 2021 and for the three months ended March 31, 2021, included in Exhibit 99.6 of this Current Report on Form 8-K, and incorporated herein by reference. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Altimar’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Owl Rock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Dyal’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

Properties

The properties of Owl Rock and Dyal are described in the Proxy Statement/Prospectus in the sections titled “Historical Business of Owl Rock” and “Historical Business of Dyal,” respectively, and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of Company common stock as of the Closing Date by:

•	each person known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 320,005,258 shares of Class A common stock, 0 shares of Class B common stock, 628,380,707 shares of Class C common stock, 294,656,373 shares of Class D common stock and 14,990,864 shares of Class E common stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

Name of Beneficial Owner(1)	Class A Common Stock Beneficially Owned		Class C Common Stock Beneficially Owned		Class D Common Stock Beneficially Owned		Combined Total Voting Power
	Shares	Percent	Shares	Percent	Shares	Percent
Directors and Executive Officers of Blue Owl
Douglas I. Ostrover(2), †	—	—	107,540,000	17.1%	161,847,700	54.9%	50.6%
Marc S. Lipschultz(3)	—	—	—	—	0	*	*
Michael Rees(4)	—	—	—	—	132,808,673	45.1%	40.6%
Alan J. Kirshenbaum(5)	—	—	—	—	0	*	*
Craig W. Packer(6)	—	—	—	—	0	*	*
Sean Ward(7)	—	—	—	—	0	*	*
Dana Weeks	—	—	—	—	—	—	—
Claudia Holz	—	—	—	—	—	—	—
Andrew S. Komaroff	—	—	—	—	—	—	—
Andrew Laurino(8)	—	—	—	—	0	*	*
Andrew Polland(9)	—	—	—	—	0	*	*
Junot Foradada	—	—	—	—	—	—	—
Neena A. Reddy	—	—	—	—	—	—	—
Stacy Polley	—	—	—	—	—	—	—
All Directors and Executive Officers of Blue Owl as a Group (14 Individuals)	—	—	107,540,000	17.1%	294,656,373	100.0%	91.2%

Five Percent Holders:
Owl Rock Capital Feeder LLC(2)(10) †	—	—	107,540,000	17.1%	161,847,700	54.9%	50.6%
BB Holdings AA LP and Affiliates(11)	50,000,000	14.9%	—	—	—	—	*
Dyal Capital SLP LP(12)	—	—	—	—	132,808,673	45.1%	40.6%
NBSH Blue Investments, LLC(13)	—	—	443,286,854	70.5%	—	—	4.7%

†

The number of shares and class ownership percentages reported for Mr. Ostrover excludes 66,762,175 Blue Owl Operating Group Units and 5,587,312 Seller Earnout Units, each of which represents the right to receive one Blue Owl Operating Group Unit and one share of Class D common stock, subject to certain vesting conditions, in each case, held by Owl Rock Capital Feeder LLC on behalf of Mr. Ostrover, his spouse or one or more vehicles controlled by him, as limited partners of Owl Rock Capital Partners. The number of shares and class ownership percentages reported for Mr. Lipschultz excludes 54,623,600 Blue Owl Operating Group Units and 4,571,438 Seller Earnout Units, each of which represents the right to receive one Blue Owl Operating Group Unit and one share of Class D common stock, subject to certain vesting conditions, in each case, held by Owl Rock Capital Feeder LLC on behalf of Mr. Lipschultz, his spouse or a vehicle controlled by him, as limited partners of Owl Rock Capital Partners. The number of shares and class ownership percentages reported for Mr. Kirshenbaum excludes 4,855,431 Blue Owl Operating Group Units and 406,350 Seller Earnout Units, each of which represents the right to receive one Blue Owl Operating Group Unit and one share of Class D common stock, subject to certain vesting conditions, in each case, indirectly held by Owl Rock Capital Partners as a member of Owl Rock Capital Feeder LLC on behalf of Mr. Kirshenbaum, his spouse or a vehicle controlled by him, as limited partners of Owl Rock Capital Partners. The number of shares and class ownership percentages reported for Mr. Packer excludes 32,369,540 Blue Owl Operating Group Units and 2,709,000 Seller Earnout Units, each of which represents the right to receive one Blue Owl Operating Group Unit and one share of Class D common stock, subject to certain vesting conditions, in each case, indirectly held by Owl Rock Capital Partners as a member of Owl Rock Capital Feeder LLC on behalf of Mr. Packer. Each such person disclaims beneficial ownership of all such shares and units, except to the extent of his pecuniary interest therein. See footnotes 2, 3, 5, 6 and 10 for additional detail.

*	Less than one percent.
(1)	Unless otherwise noted, each of Blue Owl’s directors, officers and five percent holders is 399 Park Avenue, 38th Floor, New York, NY 10019.
(2)

Owl Rock Capital Partners, as the managing member of Owl Rock Capital Feeder LLC, will exercise voting control over 35,558,825 shares of Class D common stock, 35,558,825 Blue Owl Operating Group Units and 2,975,911 Seller Earnout Units on behalf of Mr. Ostrover; 14,512,725 shares of Class D common stock, 14,512,725 Blue Owl Operating Group Units and 1,214,567 Seller Earnout Units on behalf of Mr. Ostrover’s spouse, Julie J. Ostrover; and 16,690,625 shares of Class D common stock, 16,690,625 Blue Owl Operating Group Units and 1,396,834 Seller Earnout Units on behalf of The Douglas I. Ostrover 2016 Descendants’ Trust over which Mr. Ostrover has sole investment and voting power. Due to certain provisions in the organizational documents of Owl Rock Capital Partners LP, Mr. Ostrover may be deemed to beneficially own the shares of Class C common stock and Class D common stock, the Blue Owl Operating Group Units and the Seller Earnout Units held by Owl Rock Capital Feeder LLC. Mr. Ostrover expressly disclaims beneficial ownership of the shares and units held by Owl Rock Capital Feeder LLC, including any shares of our Class A common stock or Class B common stock that may be acquired upon exchange of Blue Owl Operating Group Units and Class C common stock or Class D common stock, as applicable, and Blue Owl Operating Group Units and shares of Class C common stock and Class D common stock issuable in respect of the Seller Earnout Units upon the satisfaction of certain vesting conditions, in each case, except to the extent of his pecuniary interest therein.

(3)

Owl Rock Capital Partners, as the managing member of Owl Rock Capital Feeder LLC, will exercise voting control over 21,604,375 shares of Class D common stock, 21,604,375 Blue Owl Operating Group Units and 1,808,066 Seller Earnout Units on behalf of Mr. Lipschultz; 22,360,538 shares of Class D common stock, 22,360,538 Blue Owl Operating Group Units and 1,871,349 Seller Earnout Units on behalf of Mr. Lipschultz’s spouse, Jennifer Lipschultz, and 10,658,687 shares of Class D common stock, 10,658,687 Blue Owl Operating Group Units and 892,023 Seller Earnout Units on behalf of the Lipschultz Family OR Trust over which Mr. Lipschultz has sole investment and voting power. Mr. Lipschultz expressly disclaims beneficial ownership of the shares of Class C common stock and Class D common stock, the Blue Owl Operating Group Units and any Seller Earnout Shares held by Owl Rock Capital Feeder LLC, and any shares of our Class A common stock or Class B common stock that may be acquired upon exchange of Blue Owl Operating Group Units and Class C common stock or Class D common stock, as applicable, held by Owl Rock Capital Feeder and Blue Owl Operating Group Units and shares of Class C common stock and Class D common stock issuable in respect of the Seller Earnout Units upon the satisfaction of certain vesting conditions, in each case, except to the extent of his pecuniary interest therein.

(4)

Dyal Capital SLP LP holds 73,428,587 shares of Class D common stock, 73,428,587 Blue Owl Operating Group Units and 6,043,505 Seller Earn Out Units on behalf of Mr. Rees, his spouse, or one or more entities controlled by him. The foregoing amounts reflect an estimate and are subject to change. By virtue of Mr. Rees’s indirect control of the general partner of and his indirect interests in Dyal SLP, Mr. Rees may be deemed to beneficially own the shares of Class D common stock beneficially owned by Dyal Capital SLP LP. Mr. Rees disclaims beneficial ownership of the shares of Class D common stock held by Dyal Capital SLP LP, except to the extent of his pecuniary interest therein. The number of shares and class ownership percentages reported for Mr. Rees exclude the 10,930,754 shares of Class D common stock issuable upon the vesting of the Seller Earnout Units held by Dyal Capital SLP LP. The business address for each of Mr. Rees and Dyal Capital SLP LP is 1290 Avenue of the Americas, New York, NY 10104.

(5)

Owl Rock Capital Partners, as the managing member of Owl Rock Capital Feeder LLC, will exercise voting control over 80,924 shares of Class D common stock, 80,924 Blue Owl Operating Group Units and 6,772 Seller Earnout Units on behalf of Mr. Kirshenbaum; 80,924 shares of Class D common stock, 80,924 Blue Owl Operating Group Units and 6,773 Seller Earnout Units on behalf of Mr. Kirshenbaum’s spouse, Stacey Kirshenbaum; 2,427,716 shares of Class D common stock, 2,427,716 Blue Owl Operating Group Units and 203,175 Seller Earnout Units on behalf of the Alan Kirshenbaum 2015 Family Trust and

2,265,867 shares of Class D common stock, 2,265,867 Blue Owl Operating Group Units and 189,630 Seller Earnout Units on behalf of Kirshenbaum 2019 Family Trust, in each case, over which Mr. Kirshenbaum has sole investment and voting power. Mr. Kirshenbaum expressly disclaims beneficial ownership of the shares of Class C common stock and Class D common stock, the Blue Owl Operating Group Units and any Seller Earnout Shares held by Owl Rock Capital Feeder LLC, and any shares of our Class A common stock or Class B common stock that may be acquired upon exchange of Blue Owl Operating Group Units and Class C common stock or Class D common stock, as applicable, held by Owl Rock Capital Feeder and Blue Owl Operating Group Units and shares of Class C common stock and Class D common stock issuable in respect of the Seller Earnout Units upon the satisfaction of certain vesting conditions, in each case, except to the extent of his pecuniary interest therein.
(6)

Owl Rock Capital Partners, as the managing member of Owl Rock Capital Feeder LLC, will exercise voting control over 23,621,826 shares of Class D common stock, 23,621,826 Blue Owl Operating Group Units and 1,976,906 Seller Earnout Units on behalf of Mr. Packer; 4,054,131 shares of Class D common stock, 4,054,131 Blue Owl Operating Group Units and 339,289 Seller Earnout Units on behalf of Packer Family Trust 2017, over which Mr. Packer has sole investment and voting power; and 4,693,583 shares of Class D common stock, 4,693,583 Blue Owl Operating Group Units and 392,805 Seller Earnout Units on behalf of Mr. Packer’s spouse, Suzanne Packer. Mr. Packer expressly disclaims beneficial ownership of the shares of Class C common stock and Class D common stock, the Blue Owl Operating Group Units and any Seller Earnout Shares held by Owl Rock Capital Feeder LLC, and any shares of our Class A common stock or Class B common stock that may be acquired upon exchange of Blue Owl Operating Group Units and Class C common stock or Class D common stock, as applicable, held by Owl Rock Capital Feeder and Blue Owl Operating Group Units and shares of Class C common stock and Class D common stock issuable in respect of the Seller Earnout Units upon the satisfaction of certain vesting conditions, in each case, except to the extent of his pecuniary interest therein.

(7)

The number of shares and class ownership percentages reported for Sean Ward excludes 15,834,778 shares of Class D common stock, 15,834,778 Blue Owl Operating Group Units and 1,303,274 Seller Earnout Units, each of which represents the right to receive one Blue Owl Operating Group Unit and one share of Class D common stock, subject to certain vesting conditions, in each case, held by Dyal Capital SLP LP on behalf of Sean Ward, his spouse or one or more entities controlled by him. Sean Ward disclaims beneficial ownership of all such shares and units, except to the extent of his pecuniary interest therein.

(8)

The number of shares and class ownership percentages reported for Andrew Laurino excludes 10,215,643 shares of Class D common stock, 10,215,643 Blue Owl Operating Group Units and 840,794 Seller Earnout Units, each of which represents the right to receive one Blue Owl Operating Group Unit and one share of Class D common stock, subject to certain vesting conditions, in each case, held by Dyal Capital SLP LP on behalf of Andrew Laurino, his spouse or one or more entities controlled by him. Andrew Laurino disclaims beneficial ownership of all such shares and units, except to the extent of his pecuniary interest therein.

(9)

The number of shares and class ownership percentages reported for Andrew Polland excludes 229,759 shares of Class D common stock, 229,759 Blue Owl Operating Group Units and 18,910 Seller Earnout Units, each of which represents the right to receive one Blue Owl Operating Group Unit and one share of Class D common stock, subject to certain vesting conditions, in each case, held by Dyal Capital SLP LP on behalf of Andrew Polland, his spouse or one or more entities controlled by him. Andrew Polland disclaims beneficial ownership of all such shares and units, except to the extent of his pecuniary interest therein.

(10)

Owl Rock Capital Partners, as the managing member of Owl Rock Capital Feeder LLC, will exercise voting control over 161,847,700 shares of Class D common stock and 13,545,000 Seller Earn Out Units, each of which represents the right to receive one Blue Owl Operating Group Unit and one share of Class D common stock, on behalf of the ORC Principals and 107,540,000 shares of Class C common stock and 9,000,000 Seller Earnout Units, each of which represents the right to receive one Blue Owl Operating Group Unit and one share of Class C common stock, subject to certain vesting conditions, on behalf of Dyal Capital Partners IV Holdings (A) LP. Owl Rock Capital Partners is managed by Owl Rock Capital Partners (GP) LLC, which is governed by an executive committee comprised of Messrs. Ostrover, Lipschultz and Packer with decisions over certain matters requiring the vote of Mr. Ostrover. As such, Mr. Ostrover may be deemed to beneficially own all such shares and units. Each of these individuals and entities disclaims any beneficial ownership of these shares and units, except to the extent of their pecuniary interest therein.
(11)

Includes 3,500,000 shares of Class A common stock held by BB Holdings AC LP, a Delaware limited partnership (“BB Holdings AC”), 2,000,000 shares of Class A common stock held by Glide Path Solutions 2021 LP, a Delaware limited partnership (“Glide Path Solutions 2021”), 4,500,000 shares of Class A common stock held by Glide Path Solutions 2020 LP, a Delaware limited partnership (“Glide Path Solutions 2020”), 20,000,000 shares of Class A common stock held by BB Holdings AA LP, a Delaware limited partnership (“BB Holdings AA” and, together with BB Holdings AC, Glide Path Solutions 2021 and Glide Path Solutions 2020, the “ICQ Limited Partnerships”), 10,000,000 shares of Class A common stock held by Co-Investment Portfolio 2020 LP, a Delaware limited partnership (“Co-Investment Portfolio 2020”) and 10,000,000 shares of Class A common stock held by Tactical Opportunities Portfolio 2020 LP, a Delaware limited partnership (“Tactical Opportunities 2020” and, together with the ICQ Limited Partnerships, the “Limited Partnerships”). ICQ BB GP, LLC, a Delaware limited liability company (“ICQ BB”), is the general partner of the ICQ Limited Partnerships, Co-Investment Portfolio GP II LP, a Delaware limited partnership (“Co-Investment Portfolio GP”), is the general partner of Co-Investment Portfolio 2020, ICQ Co-Investment II TT GP LLC, a Delaware limited liability company (“ICQ Co-Investment”), is the general partner of Co-Investment Portfolio GP, Tactical Opportunities Portfolio GP, LP, a Delaware limited partnership (Tactical Opportunities Portfolio GP”), is a the general partner of Tactical Opportunities 2020 and ICQ Tactical Opportunities TT GP, LLC, a Delaware limited liability company (“ICQ Tactical Opportunities” and, together with ICQ BB and ICQ Co-Investment, the “General Partners”) is the general partner of Tactical Opportunities Portfolio GP. Divesh Makan is the managing member of each of the General Partners and may be deemed to have voting, investment, and dispositive power with respect to the shares held by the Limited Partnerships. The address of the foregoing entities and person is 394 Pacific Avenue, 2nd Floor, San Francisco, CA 94111.

(12)

By virtue of his indirect control of the general partner of, and his indirect interest in, Dyal Capital SLP LP, Mr. Rees may be deemed to beneficially own the shares of Class D common stock, the Blue Owl Operating Group Units and the Seller Earnout Units beneficially owned by Dyal Capital SLP LP. Mr. Rees disclaims beneficial ownership of the shares and units held by Dyal Capital SLP LP, including and any shares of our Class B common stock that may be acquired upon exchange of Blue Owl Operating Group Units and Class D common stock, and any Blue Owl Operating Group Units and shares of Class C common stock and Class D common stock issuable in respect of the Seller Earnout Units upon the satisfaction of certain vesting conditions, in each case, except to the extent of his pecuniary interest therein. The number of shares and class ownership percentages reported for Dyal Capital SLP LP exclude the 10,930,754 shares of Class D common stock issuable upon the vesting of the Seller Earnout Units held by Dyal Capital SLP LP. The business address for each of Mr. Rees and Dyal Capital SLP LP is 1290 Avenue of the Americas, New York, NY 10104.

(13)

By virtue of the control of NBSH Blue Investments, LLC by affiliates of NBSH Acquisition, LLC, NBSH Acquisition, LLC may be deemed to beneficially own the shares of Class C common stock beneficially owned by NBSH Blue Investments, LLC. Three or more individuals are expected to have decision making authority with respect to the shares of Class C common stock held indirectly by NBSH Acquisition, LLC, and therefore no individual is a beneficial holder of the shares held by NBSH Acquisition, LLC. The business address for each of NBSH Acquisition, LLC and NBSH Blue Investments, LLC is 1290 Avenue of the Americas, New York, NY 10104.

Directors and Executive Officers

The Company’s directors and executive officers after the consummation of the Transactions are described in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination” and that information is incorporated herein by reference.

In addition, as of the Closing Date, Junot Foradada was appointed as Chief Accounting Officer. The biography of Mr. Foradada is set forth below as follows:

Junot Foradada, 40, is the Chief Accounting Officer of Blue Owl. Prior to joining Blue Owl in 2021, Mr. Foradada was a Managing Director and the Head of Management Company Accounting at Sculptor Capital from 2007 to 2021. While at Sculptor, Mr. Foradada was responsible for public company accounting, SEC and regulatory reporting, and Sarbanes-Oxley controls. Mr. Foradada also served on the board of various special purpose investment vehicles. Prior to joining Sculptor Capital, he served as a Financial Reporting Manager at MetLife, Inc. from 2001 to 2006. Mr. Foradada received a B.S. in Accounting from Florida State University, and is a certified public accountant in the State of Virginia.

Director Independence

Information with respect to the independence of the Company’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination—Independence of the Board of Directors; Controlled Company Exemption” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the Board immediately after the Closing is set forth in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination—Altimar Executive and Director Compensation” and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of Altimar before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the sections titled “Executive Compensation,” and that information is incorporated herein by reference.

At the Special Meeting, the Altimar shareholders approved the 2021 Omnibus Plan. The description of the 2021 Omnibus Plan is set forth in the Proxy Statement/Prospectus section entitled “Proposal No. 7 — The Equity Incentive Plan Proposal,” which is incorporated herein by reference. A copy of the full text of the 2021 Omnibus Plan is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, the Company expects that the Board will make grants of awards under the 2021 Omnibus Plan to eligible participants.

Director Compensation

A description of the compensation of the directors of Altimar before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation—Altimar Executive and Director Compensation,” and that information is incorporated herein by reference.

Employment Agreements

Simultaneously with execution of the Business Combination Agreement, Blue Owl entered into an employment and restrictive covenant agreement with Messrs. Ostrover and Rees (each, a “Key Individual”), effective as of the Closing (each, an “Employment Agreement”). The term of each Employment Agreement is perpetual until terminated in accordance with its terms. Each Key Individual has the right to terminate his employment voluntarily at any time, subject to minimum notice requirements, but Blue Owl may only terminate such Key Individual’s employment for cause (i.e., as required by a final, non-appealable court order or the conviction of (or plea of no contest to) any felony) or by reason of the Key Individual’s death or disability.

Each Key Individual is entitled during his employment to a base salary of $500,000, additional compensation, paid quarterly, in an amount equal to 1.33% of the management fee and certain other revenues of Blue Owl (subject to downward adjustment and, in certain circumstances, approval rights in each case as set forth in the Investor Rights Agreement) less the Key Individual’s base salary (subject to a 10% holdback and an annual true-up following receipt of audited Blue Owl financials), and to participate in Blue Owl’s employee benefit plans, as in effect from time to time.

Each Employment Agreement requires the Key Individual to protect the confidential information of Blue Owl both during and after employment. In addition, during the Key Individual’s employment and (i) until two years after the Key Individual’s employment terminates (such Key Individual’s “Termination Date”), such Key Individual is required to refrain from soliciting employees under the circumstances specified therein, (ii) until one year after the Key Individual’s Termination Date, such Key Individual is required to refrain from soliciting Blue Owl’s clients under the circumstances specified therein and (iii) until five years after the Key Individual’s Termination Date (the “Restricted Period”), such Key Individual is required to refrain from interfering with Blue Owl’s relationships with investors and from competing with (a) a business line of Blue Owl’s as of the Key Individual’s Termination Date or (b) a business line planned, as of the Key Individual’s Termination Date, to be implemented within the 12-month period following such Termination Date.

Under the Employment Agreements, Blue Owl may terminate each Key Individual’s employment solely for cause or by reason of his death or disability (as such terms are defined in his Employment Agreement). Furthermore, (i) if Blue Owl terminates such Key Individual’s employment for cause or such Key Individual’s employment is terminated by reason of death or disability, or if such Key Individual terminates employment voluntarily, such Key Individual will be paid accrued but unpaid salary through the date of termination and (ii) if the Key Individual’s employment is terminated for any reason, such Key Individual shall be entitled to an annual amount of 1.33% of annual management fee revenues of Blue Owl during the Restricted Period, but such entitlement does not apply in the case of a termination of such Key Individual’s employment (a) for cause or (b) as a result of voluntary departure by such Key Individual prior to the fifth anniversary of the Closing. The continued compensation described in clause (ii) in the preceding sentence is subject to the Key Individual’s execution and delivery to Blue Owl of a general release of claims and continued compliance with his covenants not to compete with Blue Owl and its affiliates during the Restricted Period.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Employment Agreements, which are attached hereto as Exhibit 10.10, Exhibit 10.11 and Exhibit 10.12, respectively, and are incorporated herein by reference.

Certain Relationships and Related Party Transactions

The certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About Altimar—Legal Proceedings,” “Historical Business of Owl Rock—Legal Proceedings” and “Historical Business of Dyal—Legal Proceedings” and that information is incorporated herein by reference.

On May 3, 2021, the defendants in GCDM Holdings LP, et al. v. Dyal Capital Partners Mirror Aggregator (A) LP, et. al., pending in the Supreme Court of the State of New York, County of New York, filed a motion to dismiss Golub’s complaint. Under the current schedule the motion will be fully briefed on June 16, 2021.

Separately, on May 14, 2021, the Supreme Court of Delaware affirmed the Delaware Court of Chancery’s entry of final judgment against Sixth Street in Sixth Street Partners Management Company, L.P., et. al v. Dyal Capital Partners III (A) LP, et. al.

Golub Capital Partners also filed suit in the U.S. District Court for the Southern District of New York on May 4, 2021 against Neuberger Berman and NB Alternatives Advisers LLC. Golub sought a preliminary injunction purportedly to enforce rights in a non-disclosure agreement between Golub Capital and Dyal Capital Partners and asserted related federal and common law trade secret claims arising from the Business Combination. The action is captioned Golub Capital LLC v. NB Alternatives Advisers LLC, No. 21-cv-03991. On May 14, 2021, the court denied Golub’s motion for a preliminary injunction, holding that Golub’s long delay—and the resulting prejudice to the defendants—barred injunctive relief on laches grounds, that Golub Capital had not shown irreparable harm, and that Golub was unlikely to succeed on the merits.

On May 17, 2021, the emergency arbitrator denied Golub’s application for emergency relief in the arbitration proceeding in its entirety on the grounds that Golub failed to show a likelihood of success on the merits or that it would be irreparably harmed and because the balance of equities favored Dyal IV.

Market Price of and Dividends on the Registrant’s Common Stock and Related Stockholder Matters

On the business day following the Closing Date, Blue Owl’s Class A common stock and warrants began trading on NYSE under the symbols “OWL” and “OWL.WS,” subject to ongoing review of Blue Owl’s satisfaction of all listing criteria post-Business Combination. Altimar’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from NYSE.

Blue Owl has not paid any cash dividends on shares of its Class A common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

Information about the ticker symbol, number of shareholders and dividends for Altimar’s securities is set forth in the Proxy Statement/Prospectus in the section titled “Market Price, Ticker Symbol and Dividend Information” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of Blue Owl’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Blue Owl’s Capital Stock” and “Proposal No. 2—The Domestication Proposal—Comparison of Corporate Governance and Shareholders” and that information is incorporated herein by reference.

Immediately following the Closing, there were 320,005,258 shares of the Company’s Class A common stock issued and outstanding, held of record by 179 holders, and 14,159,381 warrants to purchase shares of Class A common stock outstanding held of record by two holders. The numbers of holders of record do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

Blue Owl has entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by Blue Owl of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Blue Owl or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Further information about the indemnification of Blue Owl’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Description of Blue Owl’s Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” and that information is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements of the Company and the disclosure contained in Owl Rock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations and Dyal’s Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed as Exhibit 99.5 and Exhibit 99.6, respectively, to this Current Report on Form 8-K, is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Transaction Consideration

In connection with the Business Combination, Blue Owl issued 320,005,258 shares of Class A common stock, zero shares of Class B common stock, 628,380,707 shares of Class C common stock, 294,656,373 shares of Class D common stock, 14,990,864 shares of Class E common stock, consisting of 7,495,432 shares of Series E-1 common stock and 7,495,432 shares of Series E-2 common stock.

Private Placement

In connection with entering into the Business Combination Agreement, Altimar, Owl Rock and Neuberger entered into subscription agreements, each dated as of December 23, 2020, with the PIPE Investors, pursuant to which, among other things, the PIPE Investors party thereto agreed to purchase an aggregate of 150,000,000 shares of Class A common stock immediately prior to the Closing at a cash purchase price of $10.00 per share, resulting in aggregate gross proceeds of $1.5 billion in the Private Placement.

The shares issued to the PIPE Investors in the Private Placement were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Business Combination, on May 19, 2021, Altimar domesticated into the State of Delaware from the Cayman Islands by filing a Certificate of Domestication (the “Certificate of Domestication”) and Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State, and also adopted bylaws (the “Bylaws”) which together replace Altimar’s Amended and Restated Memorandum and Articles of Association. The material terms of the Certificate of Domestication, the Certificate of Incorporation, the Bylaws and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus under the section titled “Proposal No. 2 — The Domestication Proposal—Comparison of Corporate Governance and Shareholders” which is incorporated herein by reference.

Blue Owl’s common stock and public warrants are listed for trading on NYSE under the symbols “OWL” and “OWL.WS,” respectively. Upon consummation of the Business Combination, the CUSIP numbers relating to Blue Owl’s common stock and warrants changed to 09581B 103 and 09581B 111, respectively.

Copies of the Certificate of Domestication, Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 4.01.	Change in Registrant’s Certifying Accountant.

On May 19, 2021, the Audit Committee of the Board approved the engagement of KPMG LLP (“KPMG”) as Blue Owl’s independent registered public accounting firm to audit Blue Owl’s consolidated financial statements for the year ended December 31, 2021. KPMG served as independent registered public accounting firm of Owl Rock and Dyal prior to the Business Combination. Accordingly, on May 19, 2021, WithumSmith+Brown, PC (“Withum”), Altimar’s independent registered public accounting firm prior to the Business Combination, was dismissed following completion of the Company’s review of the quarter ended March 31, 2021, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, Altimar.

The reports of Withum on Altimar’s consolidated balance sheet as of December 31, 2020 and the consolidated statements of operations, changes in shareholders’ equity and cash flows for the period from August 20, 2020 (inception) to December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from August 20, 2020 (inception) to December 31, 2020, and the subsequent interim period through May 19, 2021, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the period from August 20, 2020 (inception) to December 31, 2020, and the subsequent interim period through May 19, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that for the year ended December 31, 2020 and the quarter ended March 31, 2021, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief Executive Officer and Chief Financial Officer of Altimar concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective solely as a result of the restatement of its financial statements as of and for such periods in light of the SEC Staff Statement dated April 12, 2021 which required Altimar to reclassify the outstanding warrants as liabilities on its balance sheet. Based on the foregoing it was determined that Altimar had a material weakness as of December 31, 2020 relating to its internal controls over financial reporting, and such material weakness had not yet been remediated as of March 31, 2021.

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated May 21, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 320,005,258 shares of Blue Owl’s Class A common stock outstanding. As of such time, our executive officers and directors and their affiliated entities held 0% of our outstanding shares of Class A common stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the consummation of the Transactions, and in accordance with the terms of the Business Combination Agreement, each executive officer of Altimar ceased serving in such capacities and Kevin Beebe, Payne Brown, Richard M. Jelinek, Roma Khanna, John Kim, Michael Rubenstein, Vijay Sondhi and Michael Vorhaus ceased serving on Altimar’s board of directors. Claudia Holz, Andrew S. Komaroff, Marc S. Lipschultz, Douglas I. Ostrover, Craig W. Packer, Stacey Polley, Michael Rees, Sean Ward and Dana Weeks were appointed as directors of Blue Owl and Douglas I. Ostrover was elected Chairman of the Board.

Upon the consummation of the Transactions, the Company established an audit committee. Claudia Holz, Stacy Polley and Dana Weeks were appointed to serve on the Company’s audit committee, with Claudia Holz serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K.

Upon the consummation of the Transactions, the Company established an executive committee consisting of Alan J. Kirshenbaum, Andrew Laurino, Craig W. Packer, Doug I. Ostrover, Marc S. Lipschultz, Michael Rees and Sean Ward.

Following the consummation of the Transactions, the non-employee directors of Blue Owl will be entitled to the following compensation for their service on the Board: (i) an annual cash retainer of  $150,000; (ii) an equity retainer with a grant date fair value equal to $100,000; (iii) an annual cash retainer of $50,000 for the chair of the audit committee; and (iv) an annual cash retainer of $25,000 for other members of the audit committee. Each grant of equity-based awards described above will vest in full on the first anniversary of the grant date subject to continued services on the Board. It is expected that directors affiliated with Neuberger will waive their right to any compensation payable pursuant to this program.

Additionally, upon consummation of the Transactions, Junot Foradada was appointed as Chief Accounting Officer; Alan J. Kirshenbaum was appointed as Chief Financial Officer; Andrew Laurino was appointed as Senior Managing Director; Marc S. Lipschultz was appointed as Co-President; Douglas I. Ostrover was appointed as Chief Executive Officer; Craig W. Packer was appointed as Senior Managing Director; Andrew R. Polland was appointed as Chief Operating Officer; and Neena A. Reddy was appointed as General Counsel and Secretary; Michael Rees was appointed as Co-President; Sean Ward was appointed as Senior Managing Director.

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination” beginning on page 335 and to the information included under the heading “Directors and Executive Officers” in Item 2.01 of this Form 8-K for biographical information about each of the directors and officers following the Transactions, which is incorporated herein by reference.

The information set forth under Item 1.01. Entry into a Material Definitive Agreement—Indemnification Agreements and 2021 Omnibus Plan of this Current Report on Form 8-K is incorporated herein by reference. The material terms of certain transaction-related awards granted by the Company prior to the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Executive Compensation—Pre-Business Combination Company Executive Officer and Director Compensation” beginning on page 330 and are incorporated herein by reference.

Item 5.03.	Articles of Incorporation or Bylaws.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by Altimar’s organizational documents, the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the sections titled “Proposal No. 1 — The Business Combination Proposal” and “The Business Combination Agreement” beginning on page 164 and 113, respectively, of the Proxy Statement/Prospectus, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 20, 2021, the Company issued a press release announcing the closing of the Business Combination. The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Registration of Securities of Blue Owl

Upon the closing of the Business Combination, (i) all of Altimar’s outstanding Class A ordinary shares were exchanged on a one-for-one basis for shares of Blue Owl’s Class A common stock; (ii) all of Altimar’s Class B ordinary shares which were converted into shares of Blue Owl’s Class F common stock in connection with the Domestication were exchanged on a one-for-one basis for shares of Blue Owl’s Class A common stock, 2,289,375 of which were subsequently forfeited by the Sponsor; and (iii) Altimar’s outstanding public and private warrants were assumed by Blue Owl and became exercisable for shares of Blue Owl’s Class A common stock on the same terms as were contained in such warrants prior to the Business Combination. By operation of Rule 12g-3(a) under the Exchange Act, Blue Owl is the successor issuer to Altimar and has succeeded to the attributes of Altimar as the registrant, including Altimar’s SEC file number (001-39653) and CIK Code (1823945). Blue Owl’s Class A common stock and public warrants are deemed to be registered under Section 12(b) of the Exchange Act, and Blue Owl will hereafter file reports and other information with the SEC using Altimar’s SEC file number (001-39653).

Blue Owl’s Class A common stock and public warrants are listed for trading on NYSE under the symbols “OWL” and “OWL.WS,” respectively, and the CUSIP numbers relating to the Class A common stock and public warrants are 09581B 103 and 09581B 111, respectively.

Holders of uncertificated shares of Altimar’s Class A common stock immediately prior to the Business Combination have continued as holders of uncertificated shares of Blue Owl’s Class A common stock.

Holders of Altimar’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that Blue Owl is the successor to Altimar.

Adoption of Share Repurchase Program

On May 19, 2021, the Board also approved a new share repurchase program that authorizes the Company to repurchase up to $100 million of its Class A common stock. The repurchase program has a one-year expiration date. Repurchases may be made from time to time in the open market, by round lot or block purchases, in privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 and Rule 10b5-1 under the Securities Exchange Act of 1934 , as amended, and applicable federal securities laws. The timing of the repurchases and the actual amount repurchased will depend on a variety of factors, including the market price of the Company’s shares, general market and economic conditions, and other factors. The share repurchase program does not obligate the Company to acquire any particular amount of Class A common stock, and it may be terminated, modified or suspended at any time at the Company’s discretion.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus on pages F-24 through F-60, which are incorporated herein by reference. In addition, the unaudited consolidated and combined financial statements of Owl Rock and the unaudited combined financial statements of Dyal, in each case, as of March 31, 2021 and for the three months ended March 31, 2021, and the related notes thereto are attached as Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.

(b)	Pro forma financial information.

Certain pro forma financial information of Blue Owl is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

(c)	Exhibits.

Exhibit Number	Description

2.1†	Business Combination Agreement, dated as of December 23, 2020, as amended from time to time, by and among Altimar, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC (incorporated by reference to Annex C of Altimar Acquisition Corporation Proxy Statement/Prospectus on Form S-4 filed on April 22, 2021)

2.2†	Amendment to Business Combination Agreement, dated as of January 4, 2021, among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC (incorporated by reference to Annex C of Altimar Acquisition Corporation Proxy Statement/Prospectus on Form S-4 filed on April 22, 2021)

2.3†	Second Amendment to Business Combination Agreement, dated as of March 25, 2021, among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC (incorporated by reference to Annex C of Altimar Acquisition Corporation Proxy Statement/Prospectus on Form S-4 filed on April 22, 2021)

2.4†	Third Amendment to Business Combination Agreement, dated as of April 11, 2021, among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC (incorporated by reference to Annex C of Altimar Acquisition Corporation Proxy Statement/Prospectus on Form S-4 filed on April 22, 2021)

3.1*	Certificate of Domestication of Altimar Acquisition Corporation

3.2*	Certificate of Incorporation of Blue Owl Capital Inc.

3.3*	Bylaws of Blue Owl Capital Inc.

4.1*	Amended and Restated Warrant Agreement, dated as of May 19, 2021, by and among Blue Owl Capital Inc., Computershare Trust Company, N.A. and Computershare Inc. and Continental Stock Transfer & Trust Company

10.1*	Tax Receivable Agreement, dated as of May 19, 2021, by and among Blue Owl Capital Inc., Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, and each of the Partners (as defined therein) party thereto

10.2*	Investor Rights Agreement, dated as of May 19, 2021, by and among Blue Owl Capital Inc., the ORC Sellers (as defined therein) party thereto, the Dyal Sellers (as defined therein) party thereto, the Sponsor and the other parties from time to time party thereto

10.3*	Amended and Restated Limited Liability Company Agreement of Blue Owl Capital GP LLC

10.4*	Amended and Restated Limited Partnership Agreement of Blue Owl Capital Holdings LP

10.5*	Amended and Restated Limited Partnership Agreement of Blue Owl Capital Carry LP

10.6+*	Blue Owl Capital Inc. 2021 Omnibus Equity Incentive Plan

10.7*	Exchange Agreement, dated as of May 19, 2021, by and among Blue Owl Capital Inc., Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP and the Blue Owl Limited Partners (as defined therein) from time to time party thereto

Exhibit Number	Description

10.8*	Form of Indemnification Agreement

10.9*	Transition Services Agreement, dated as of May 19, 2021, by and between Blue Owl Capital Inc. and Neuberger Berman Group LLC

10.10	Employment and Restrictive Covenant Agreement, dated as of December 23, 2020, by and between Altimar Acquisition Corporation and Doug Ostrover (incorporated by reference to Exhibit 10.4 of Altimar Acquisition Corporation Current Report on Form 8-K filed on December 28, 2020)

10.11	Employment and Restrictive Covenant Agreement, dated as of December 23, 2020, by and between Altimar Acquisition Corporation and Marc Lipschultz (incorporated by reference to Exhibit 10.5 of Altimar Acquisition Corporation Current Report on Form 8-K filed on December 28, 2020)

10.12	Employment and Restrictive Covenant Agreement, dated as of December 23, 2020, by and between Altimar Acquisition Corporation and Michael D. Rees (incorporated by reference to Exhibit 10.6 of Altimar Acquisition Corporation Current Report on Form 8-K filed on December 28, 2020)

16.1*	Letter from WithumSmith+Brown, PC to the SEC, dated May 21, 2021

21.1*	List of Subsidiaries

99.1*	Press Release

99.2*	Unaudited Consolidated and Combined Financial Statements of Owl Rock Capital and Subsidiaries and Owl Rock Capital Securities LLC as of and for the three months ended March 31, 2021 and for the twelve months ended December 31, 2020

99.3*	Unaudited Combined Financial Statements of Dyal Capital Partners (a business of Neuberger Berman Group LLC) as of and for the three months ended March 31, 2021 and for the twelve months ended December 31, 2020

99.4*	Unaudited Pro Forma Condensed and Combined Financial Statements of Blue Owl Capital Inc. as of and for the three months ended March 31, 2021 and for the twelve months ended December 31, 2020

99.5*	Owl Rock’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 2021 and for the twelve months ended December 31, 2020

99.6*	Dyal’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 2021 and for the twelve months ended December 31, 2020

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+	Indicates a management or compensatory plan.
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CAPITAL INC.

By:	/s/ Neena A. Reddy
Name:	Neena A. Reddy
Title:	General Counsel and Secretary

Date: May 21, 2021